Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of the Evermore Funds Trust

In planning and performing our audit of the financial statements of Evermore Global Value Fund (the sole portfolio constituting the Evermore Funds Trust (the ?Fund?)) as of and for the year ended December 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund?s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing  our auditing procedures  for the purpose of expressing  our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund?s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund?s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund?s assets that could have a material effect on the financial statements.

Because  of  its  inherent  limitations,  internal  control  over financial  reporting  may  not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A  deficiency  in  internal  control  over  financial  reporting  exists  when  the  design  or operation of a control does not allow management or employees, in the normal course of performing  their assigned  functions, to prevent  or detect  misstatements  on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund?s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration  of  the Fund?s internal  control  over financial  reporting  was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established  by  the  Public  Company  Accounting  Oversight  Board  (United  States). However, we noted no deficiencies in the Fund?s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2013.

This report is intended solely for the information and use of management and the Board of Trustees of Evermore Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

New York, New York
February 28, 2014